Quantum Receives Nasdaq Notice Related to Late Filing of Form 10-Q

Irvine, CA - December 18, 2009 - Quantum Fuel Systems Technologies Worldwide, Inc. (the "Company") (NASDAQ: QTWW) announced today that it received a letter from The Nasdaq Stock Market ("Nasdaq") on December 14, 2009, notifying the Company that it is not in compliance with the Nasdaq Listing Rule 5250(c)(1) ("Rule 5250(c)(1)") because it did not file its Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 2009 (the "October 31, 2009 Form 10-Q")in a timely manner.

As previously reported, the Company is also not in compliance with Rule 5250(c)(1) because it has not filed either its Annual Report on Form 10-K for the fiscal year ended April 30, 2009 or its Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2009 (the "Delinquent Filings"). As also previously announced, Nasdaq granted the Company an exception until January 25, 2010 to submit the Delinquent Filings and regain compliance with Rule 5250(c)(1).

As a result of the Company's failure to file its October 31, 2009 Form 10-Q , the Company must submit to Nasdaq an update to its original plan to regain compliance by December 29, 2009. Any additional exceptions granted by the Nasdaq Listing Qualifications Department to allow the Company to regain compliance with Rule 5250(c)(1) will be limited to January 25, 2010. If the Nasdaq does not agree to an additional exception relative to the October 31, 2009 Form 10-K and/or if the Company does not regain compliance with Rule 5250(c)(1) by January 25, 2009, Nasdaq will provide written notification to the Company that its common stock will be delisted from The Nasdaq Global Market. The Company will have the right to appeal such a delisting notice to a Nasdaq Hearings Panel for review and seek a stay of such delisting.

The Company intends to submit its updated plan to regain compliance to Nasdaq no later than December 29, 2009. The Company is working diligently to prepare the Delinquent Filings and the October 31, 2009 Form 10-Q and currently anticipates being able to file such reports no later than January 25, 2010.

About Quantum:

Quantum Fuel Systems Technologies Worldwide, Inc., a fully integrated alternative energy company, is a leader in the development and production of advanced propulsion systems, energy storage technologies, and alternative fuel vehicles. Quantum's portfolio of technologies includes advanced lithium-ion battery systems, electronic controls, hybrid electric drive systems, hydrogen storage and metering systems, and alternative fuel technologies that enable fuel efficient, low emission hybrid, plug-in hybrid electric, fuel cell, and alternative fuel vehicles. Quantum's powertrain engineering, system integration, vehicle manufacturing, and assembly capabilities provide fast-to-market solutions to support the production of hybrid and plug-in hybrid, hydrogen-powered hybrid, fuel cell, alternative fuel, and specialty vehicles, as well as modular, transportable hydrogen refueling stations. Quantum's customer base includes automotive OEMs, dealer networks, fleets, aerospace industry, military and other government entities, and other strategic alliance partners.

More information can be found about Quantum's products and services at www.qtww.com.

Forward Looking Statements:

This press release contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements included in this report and the documents that we incorporate by reference, other than those that are historical, are forward-looking statements and can generally be identified by words such as "may," "could," "will," "should," "assume," "expect," "anticipate," "plan," "intend," "believe," "predict," "estimate," "forecast," "outlook," "potential," or "continue," or the negative of these terms, and other comparable terminology. Such statements include, without limitation, the timing of the Company's submission of its plan to regain compliance to Nasdaq and the timing of its filing of the Delinquent Filings and the October 31, 2009 Form 10-Q. Various risks and other factors could cause actual results, and actual events that occur, to differ materially from those contemplated by the forward looking statements. Factors and risks that may cause actual results to differ include, but are not limited to, risks that audit of the Company's financial statements for fiscal years 2007, 2008 and 2009 and Company's response to certain comment letters from the Securities and Exchange Commission, when completed, will take longer than anticipated, risks that the Company's review of its historical financial statements will identify other issues not currently being considered that could delay or alter the results of the review, and risks that the Company may not be able to conclude its assessment within a reasonable period of time which could result in the Delinquent Filings and the October 31, 2009 Form 10-Q not being made by January 25, 2010. The Company undertakes no obligation to update the information in this press release to reflect events or circumstances after the date hereof or to reflect the occurrence of anticipated or unanticipated events.

For more information regarding Quantum, please contact:

Dale Rasmussen

Investor Relations

Email:  DRasmussen@qtww.com

+1-206-315-8242